COLUMBIA FUNDS TRUST VIII
                             COLUMBIA FUNDS TRUST IX
                             COLUMBIA FUNDS TRUST XI
             AMENDED AND RESTATED ACCOUNTING & BOOKKEEPING AGREEMENT
                                   APPENDIX I

The Series of Columbia Funds Trust VIII currently subject to this Agreement are as follows:

         Series
         Columbia Income Fund
         Columbia Intermediate Bond Fund

The Series of Columbia Funds Trust IX currently subject to this Agreement are as follows:

         Series
         Columbia High Yield Municipal Fund
         Columbia Managed Municipals Fund

The Series of Columbia Funds Trust XI currently subject to this Agreement are as follows:

         Columbia Growth Stock Fund
         Columbia Young Investor Fund
         Columbia European Thematic Equity Fund
         Columbia Global Thematic Equity Fund
         *Columbia Asset Allocation Fund
         *Columbia Dividend Income Fund
         *Columbia Large Cap Core Fund
         *Columbia International Equity Fund
         *Columbia Large Cap Growth Fund
         *Columbia Disciplined Value Fund
         *Columbia Small Cap Fund
         *Columbia Small Company Equity Fund

Dated: November 1, 2003